Exhibit 99.1

•Reported second-quarter earnings of $877 million or $2.15 per share; adjusted earnings of $973 million or $2.38 per share; including $239 million of pre-tax accelerated depreciation on Los Angeles Refinery
•Operated at 98% capacity utilization in Refining with 86% clean product yield
•Completed Midstream acquisition of EPIC NGL, now renamed Coastal Bend
•Announced sale of 65% interest in our Germany and Austria retail marketing business
•Generated $845 million of net operating cash flow, $1.9 billion excluding working capital
•Returned $906 million to shareholders through dividends and share repurchases

HOUSTON, July 25, 2025 – Phillips 66 (NYSE: PSX) announced second-quarter earnings.

“Phillips 66 delivered strong financial and operating results across our integrated value chain, reflecting the continued execution of our strategy. During the quarter, Refining ran at the highest utilization since 2018, achieved its lowest cost per barrel since 2021, strong market capture and record year-to-date clean product yield. Our results were made possible through disciplined execution and investment,” said Mark Lashier, chairman and CEO of Phillips 66.

“We also continued our strong growth trajectory in Midstream, which generated approximately $1 billion of adjusted EBITDA following the acquisition of Coastal Bend. The Dos Picos II gas processing plant in the Midland Basin recently came online ahead of schedule and on budget. These assets further our stable earnings growth, enhance returns and increase shareholder value as we progress our wellhead-to-market strategy. Looking ahead, we are focused on organic Midstream growth as we advance toward our 2027 targets.”

Financial Results Summary
(in millions of dollars, except as indicated)

	2Q 2025	1Q 2025
Earnings	$877	487
Adjusted Earnings (Loss)[1]	973	(368)
Adjusted EBITDA[1]	2,501	736
Earnings (Loss) Per Share
Earnings Per Share - Diluted	2.15	1.18
Adjusted Earnings (Loss) Per Share - Diluted[1]	2.38	(0.90)
Cash Flow From Operations	845	187
Cash Flow From Operations, Excluding Working Capital[1]	1,920	259
Capital Expenditures & Investments	587	423
Acquisitions, net of cash acquired	2,220	—
Return of Capital to Shareholders	906	716
Repurchases of common stock	419	247
Dividends paid on common stock	487	469
Cash and Cash Equivalents, including cash classified within Assets held for sale[2]	1,144	1,489
Debt	20,935	18,803
Debt-to-capital ratio	42%	40%
Net debt-to-capital ratio[1]	41%	38%
[1] Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.
[2] Includes cash and cash equivalents of $92 million classified within Assets held for sale at June 30, 2025.

Segment Financial and Operating Highlights
(Millions of dollars, except as indicated)

	2Q 2025	1Q 2025	Change
Earnings (Loss)[1]	$877	487	390
Midstream	731	751	(20)
Chemicals	20	113	(93)
Refining	359	(937)	1,296
Marketing and Specialties	571	1,282	(711)
Renewable Fuels	(133)	(185)	52
Corporate and Other	(428)	(376)	(52)
Income tax (expense) benefit	(212)	(122)	(90)
Noncontrolling interests	(31)	(39)	8

Adjusted Earnings (Loss)[1,2]	$973	(368)	1,341
Midstream	731	683	48
Chemicals	20	113	(93)
Refining	392	(937)	1,329
Marketing and Specialties	660	265	395
Renewable Fuels	(133)	(185)	52
Corporate and Other	(383)	(355)	(28)
Income tax (expense) benefit	(283)	78	(361)
Noncontrolling interests	(31)	(30)	(1)

Adjusted EBITDA[2]	$2,501	736	1,765
Midstream	972	885	87
Chemicals	148	244	(96)
Refining	867	(452)	1,319
Marketing and Specialties	718	315	403
Renewable Fuels	(110)	(162)	52
Corporate and Other	(94)	(94)	—

Operating Highlights
Pipeline Throughput - Y-Grade to Market (MB/D)[3]	956	704	252
Chemicals Global O&P Capacity Utilization	92%	100%	(8%)
Refining
Turnaround Expense[4]	53	270	(217)
Realized Margin ($/BBL)[2]	11.25	6.81	4.44
Crude Capacity Utilization	98%	80%	18%
Clean Product Yield	86%	87%	(1%)
Renewable Fuels Produced (MB/D)	40	44	(4)
[1] Segment reporting is pre-tax.
[2] Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.
[3] Represents volumes delivered to fractionation hubs, including Mont Belvieu, Sweeny and Conway. Includes 100% of DCP Midstream Class A Segment and Phillips 66's direct interest in DCP Sand Hills Pipeline, LLC and DCP Southern Hills Pipeline, LLC.

[4] Excludes turnaround expense of all equity affiliates.

Second-Quarter 2025 Financial Results

Reported earnings were $877 million for the second quarter of 2025 versus $487 million in the first quarter of 2025. Second-quarter earnings included pre-tax special item adjustments of $(89) million in the Marketing and Specialties segment, $(45) million impacting Corporate and Other and $(33) million in the Refining segment. Adjusted earnings for the second quarter were $973 million versus an adjusted loss of $368 million in the first quarter.

•Midstream second-quarter 2025 adjusted pre-tax income increased compared with the first quarter mainly due to higher volumes, largely driven by the acquisition of Coastal Bend, partially offset by seasonal maintenance expense and property taxes.

•Chemicals adjusted pre-tax income decreased mainly due to lower margins driven by lower sales prices.

•Refining adjusted pre-tax results increased mainly due to higher realized margins resulting from improved market crack spreads, as well as higher volumes and lower costs.

•Marketing and Specialties adjusted pre-tax income increased primarily due to higher margins and volumes.

•Renewable Fuels pre-tax results improved primarily due to higher realized margins including inventory impacts, as well as increased credits.

•Corporate and Other adjusted pre-tax loss increased mainly due to higher net interest expense, partially offset by impacts from our investment in NOVONIX.

As of June 30, 2025, the company had $1.1 billion of cash and cash equivalents and $3.7 billion of committed capacity available under credit facilities.

Business Highlights and Strategic Priorities Progress

•Advanced NGL wellhead-to-market strategy by acquiring Coastal Bend and nearing completion of a related pipeline expansion project, expected to increase capacity from 175 MBD to 225 MBD

•Expanded natural gas gathering and processing capacity with the startup of Dos Picos II, a 220 MMCF/D plant in the Midland Basin

•Maintained disciplined operations in Refining and achieved $5.46 per barrel in Refining Adjusted Controllable Costs1, excluding adjusted turnaround expense in the second quarter and $6.17 per barrel year-to-date

•Achieved a record year-to-date clean product yield of 87%, reflecting a 2% increase from the same period in 2024

•On track to cease operations at the Los Angeles Refinery, as well as complete the Germany and Austria transaction by year-end

1 Represents a non-GAAP financial measure. Reconciliations of non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.

Investor Webcast

Members of Phillips 66 executive management will host a webcast at noon ET to provide an update on the company’s strategic initiatives and discuss the company’s second-quarter performance. To access the webcast and view related presentation materials, go to phillips66.com/investors and click on “Events & Presentations.” For detailed supplemental information, go to phillips66.com/supplemental.

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

- # # # -

CONTACTS
Jeff Dietert (investors)	Owen Simpson (investors)	Al Ortiz (media)
832-765-2297	832-765-2297	855-841-2368
jeff.dietert@p66.com	owen.simpson@p66.com	al.s.ortiz@p66.com

Use of Non-GAAP Financial Information—This news release includes the terms “adjusted earnings (loss),” “adjusted pre-tax income (loss),” “adjusted EBITDA,” “adjusted earnings (loss) per share,” “adjusted controllable cost,” “cash from operations, excluding working capital,” “net debt-to-capital ratio,” and “realized refining margin per barrel.” These are non-GAAP financial measures that are included to help facilitate comparisons of operating performance across periods, to help facilitate comparisons with other companies in our industry and to help facilitate determination of enterprise value. Where applicable, these measures exclude items that do not reflect the core operating results of our businesses in the current period or other adjustments to reflect how management analyzes results. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.

References in the release to earnings refer to net income attributable to Phillips 66.

Basis of Presentation— Effective April 1, 2024, we changed the internal financial information reviewed by our chief executive officer to evaluate performance and allocate resources to our operating segments. This included changes in the composition of our operating segments, as well as measurement changes for certain activities between our operating segments. The primary effects of this realignment included establishment of a Renewable Fuels operating segment, which includes renewable fuels activities and assets historically reported in our Refining, Marketing and Specialties (M&S), and Midstream segments; change in method of allocating results for certain Gulf Coast distillate export activities from our M&S segment to our Refining segment; reclassification of certain crude oil and international clean products trading activities between our M&S segment and our Refining segment; and change in reporting of our investment in NOVONIX from our Midstream segment to Corporate and Other. Accordingly, prior period results have been recast for comparability.

In the third quarter of 2024, we began presenting the line item “Capital expenditures and investments” on our consolidated statement of cash flows exclusive of acquisitions, net of cash acquired. Accordingly, prior period information has been reclassified for comparability.

Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995—This news release contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies relating to NGL, crude oil, natural gas, refined petroleum or renewable fuels products pricing, regulation or taxation, including exports; our ability to timely obtain or maintain permits, including those necessary for capital projects; fluctuations in NGL, crude oil, refined petroleum products, renewable fuels, renewable feedstocks and natural gas prices, and refined product, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for our products; changes to government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels; liability resulting from pending or future litigation or other legal proceedings; liability for remedial actions, including removal and reclamation obligations under environmental regulations; unexpected changes in costs or technical requirements for constructing, modifying or operating our facilities or transporting our products; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected technological or commercial difficulties in manufacturing, refining or transporting our products, including chemical products; the level and success of producers’ drilling plans and the amount and quality of production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; changes in the cost or availability of adequate and reliable transportation for our NGL, crude oil, natural gas and refined petroleum and renewable fuels products; failure to complete definitive agreements and feasibility studies for, and to complete construction of, announced and future capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance; limited access to capital or significantly higher cost of capital related to our credit profile or illiquidity or uncertainty in the domestic or international financial markets; damage to our facilities due to accidents, weather and climate events, civil unrest, insurrections, political events, terrorism or cyberattacks; domestic and international economic and political developments including armed hostilities, such as the war in Eastern Europe, instability in the financial services and banking sector, excess inflation, expropriation of assets and changes in fiscal policy, including interest rates; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and properties, plants and equipment and/or strategic decisions or other developments with respect to our asset portfolio that cause impairment charges; substantial investments required, or reduced demand for products, as a result of existing or future environmental rules and regulations, including greenhouse gas emissions reductions and reduced consumer demand for refined petroleum products; changes in tax, environmental and other laws and regulations (including alternative energy mandates) applicable to our business; political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of our joint ventures that we do not control; the potential impact of activist shareholder actions or tactics; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Earnings (Loss)
	Millions of Dollars
	2025			2024
	2Q	1Q	Jun YTD	2Q	Jun YTD
Midstream	$731	751	1,482	767	1,321
Chemicals	20	113	133	222	427
Refining	359	(937)	(578)	302	518
Marketing and Specialties	571	1,282	1,853	415	781
Renewable Fuels	(133)	(185)	(318)	(55)	(110)
Corporate and Other	(428)	(376)	(804)	(340)	(662)
Pre-Tax Income (Loss)	1,120	648	1,768	1,311	2,275
Less: Income tax expense (benefit)	212	122	334	291	494
Less: Noncontrolling interests	31	39	70	5	18
Phillips 66	$877	487	1,364	1,015	1,763

Adjusted Earnings (Loss)
	Millions of Dollars
	2025			2024
	2Q	1Q	Jun YTD	2Q	Jun YTD
Midstream	$731	683	1,414	753	1,366
Chemicals	20	113	133	222	427
Refining	392	(937)	(545)	302	615
Marketing and Specialties	660	265	925	415	722
Renewable Fuels	(133)	(185)	(318)	(55)	(110)
Corporate and Other	(383)	(355)	(738)	(340)	(662)
Pre-Tax Income (Loss)	1,287	(416)	871	1,297	2,358
Less: Income tax expense (benefit)	283	(78)	205	278	504
Less: Noncontrolling interests	31	30	61	35	48
Phillips 66	$973	(368)	605	984	1,806

	Millions of Dollars
	Except as Indicated
	2025			2024
	2Q	1Q	Jun YTD	2Q	Jun YTD
Reconciliation of Consolidated Earnings to Adjusted Earnings (Loss)
Consolidated Earnings	$877	487	1,364	1,015	1,763
Pre-tax adjustments:
Impairments	—	21	21	224	387
Net (gain) loss on asset dispositions[1]	89	(1,085)	(996)	(238)	(238)
Legal accrual	33	—	33	—	—
Legal settlement	—	—	—	—	(66)
Professional advisory fees	45	—	45	—	—
Tax impact of adjustments[2]	(40)	200	160	13	(10)
Other tax impacts	(31)	—	(31)	—	—
Noncontrolling interests	—	9	9	(30)	(30)
Adjusted earnings (loss)	$973	(368)	605	984	1,806
Earnings per share of common stock (dollars)	$2.15	1.18	3.32	2.38	4.10
Adjusted earnings (loss) per share of common stock (dollars)	$2.38	(0.90)	1.47	2.31	4.21
Adjusted Weighted-Average Diluted Common Shares Outstanding (thousands)	407,934	409,182	409,012	425,734	429,003

Reconciliation of Segment Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
Midstream Pre-Tax Income	$731	751	1,482	767	1,321
Pre-tax adjustments:
Impairments	—	—	—	224	283
Net gain on asset dispositions[1]	—	(68)	(68)	(238)	(238)
Adjusted pre-tax income	$731	683	1,414	753	1,366
Chemicals Pre-Tax Income	$20	113	133	222	427
Pre-tax adjustments:
None	—	—	—	—	—
Adjusted pre-tax income	$20	113	133	222	427
Refining Pre-Tax Income (Loss)	$359	(937)	(578)	302	518
Pre-tax adjustments:
Impairments	—	—	—	—	104
Legal settlement	—	—	—	—	(7)
Legal accrual	33	—	33	—	—
Adjusted pre-tax income (loss)	$392	(937)	(545)	(302)	(615)

Marketing and Specialties Pre-Tax Income	$571	1,282	1,853	415	781
Pre-tax adjustments:
Net (gain) loss on asset dispositions[1]	89	(1,017)	(928)	—	—
Legal settlement	—	—	—	—	(59)
Adjusted pre-tax income	$660	265	925	415	722
Renewable Fuels Pre-Tax Loss	$(133)	(185)	(318)	(55)	(110)
Pre-tax adjustments:
None	—	—	—	—	—
Adjusted pre-tax loss	$(133)	(185)	(318)	(55)	(110)
Corporate and Other Pre-Tax Loss	$(428)	(376)	(804)	(340)	(662)
Pre-tax adjustments:
Impairments	—	21	21	—	—
Professional advisory fees	45	—	45	—	—
Adjusted pre-tax loss	$(383)	(355)	(738)	(340)	(662)

1. Gain on disposition of our 49% non-operated equity interest in Coop Mineraloel AG in 1Q 2025. In connection with our pending disposition of our Germany and Austria retail marketing business, in the second quarter of 2025 we recognized a before-tax unrealized loss from foreign currency derivatives.

2. We generally tax effect taxable U.S.-based special items using a combined federal and state annual statutory income tax rate of approximately 24%. Taxable special items attributable to foreign locations likewise generally use a local statutory income tax rate. Nontaxable events reflect zero income tax. These events include, but are not limited to, most goodwill impairments, transactions legislatively exempt from income tax, transactions related to entities for which we have made an assertion that the undistributed earnings are permanently reinvested, or transactions occurring in jurisdictions with a valuation allowance.

	Millions of Dollars
	Except as Indicated
	2025
	2Q	1Q
Reconciliation of Consolidated Net Income to Adjusted EBITDA Attributable to Phillips 66
Net Income	$908	526
Plus:
Income tax expense	212	122
Net interest expense	230	187
Depreciation and amortization	816	791
Phillips 66 EBITDA	$2,166	1,626
Special Item Adjustments (pre-tax):
Impairments	—	21
Net (gain) loss on asset dispositions	89	(1,085)
Legal accrual	33	—
Professional advisory fees	45	—
Total Special Item Adjustments (pre-tax)	167	(1,064)
Change in Fair Value of NOVONIX Investment	2	15
Phillips 66 EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$2,335	577
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	17	18
Proportional share of selected equity affiliates net interest	15	14
Proportional share of selected equity affiliates depreciation and amortization	184	187
Adjusted EBITDA attributable to noncontrolling interests	(50)	(60)
Phillips 66 Adjusted EBITDA	$2,501	736

Reconciliation of Segment Income before Income Taxes to Adjusted EBITDA
Midstream Income before income taxes	$731	751
Plus:
Depreciation and amortization	260	233
Midstream EBITDA	$991	984
Special Item Adjustments (pre-tax):
Net gain on asset dispositions	—	(68)
Midstream EBITDA, Adjusted for Special Items	$991	916
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	4	3
Proportional share of selected equity affiliates net interest	3	3
Proportional share of selected equity affiliates depreciation and amortization	24	23
Adjusted EBITDA attributable to noncontrolling interests	(50)	(60)
Midstream Adjusted EBITDA	$972	885

Chemicals Income before income taxes	$20	113
Plus:
None	—	—
Chemicals EBITDA	$20	113
Special Item Adjustments (pre-tax):
None	—	—
Chemicals EBITDA, Adjusted for Special Items	$20	113
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	13	13
Proportional share of selected equity affiliates net interest	(1)	(1)
Proportional share of selected equity affiliates depreciation and amortization	116	119
Chemicals Adjusted EBITDA	$148	244
Refining Income (loss) before income taxes	$359	(937)
Plus:
Depreciation and amortization	443	456
Refining EBITDA	$802	(481)
Special Item Adjustments (pre-tax):
Legal accrual	33	—
Refining EBITDA, Adjusted for Special Items	$835	(481)
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	—	—
Proportional share of selected equity affiliates net interest	3	2
Proportional share of selected equity affiliates depreciation and amortization	29	27
Refining Adjusted EBITDA	$867	(452)
Marketing and Specialties Income before income taxes	$571	1,282
Plus:
Depreciation and amortization	33	20
Marketing and Specialties EBITDA	$604	1,302
Special Item Adjustments (pre-tax):
Net gain on asset dispositions	89	(1,017)
Marketing and Specialties EBITDA, Adjusted for Special Items	$693	285
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	—	2
Proportional share of selected equity affiliates net interest	10	10
Proportional share of selected equity affiliates depreciation and amortization	15	18
Marketing and Specialties Adjusted EBITDA	$718	315
Renewable Fuels Loss before income taxes	$(133)	(185)
Plus:
Depreciation and amortization	23	23
Renewable Fuels EBITDA	$(110)	(162)
Special Item Adjustments (pre-tax):
None	—	—
Renewable Fuels EBITDA, Adjusted for Special Items	$(110)	(162)
Corporate and Other Loss before income taxes	$(428)	(376)

Plus:
Net interest expense	230	187
Depreciation and amortization	57	59
Corporate and Other EBITDA	$(141)	(130)
Special Item Adjustments (pre-tax):
Impairments	—	21
Professional advisory fees	45	—
Total Special Item Adjustments (pre-tax)	45	21
Change in Fair Value of NOVONIX Investment	2	15
Corporate EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$(94)	(94)

	Millions of Dollars Except as Indicated
	June 30, 2025	March 31, 2025
Debt-to-Capital Ratio
Total Debt	$20,935	18,803
Total Equity	28,626	28,353
Debt-to-Capital Ratio	42%	40%
Cash and Cash Equivalents, including cash classified within Assets held for sale[1]	1,144	1,489
Net Debt-to-Capital Ratio	41%	38%

1. Includes cash and cash equivalents of $92 million classified within Assets held for sale at June 30, 2025.

	Millions of Dollars
	Except as Indicated
	2025
	2Q	1Q
Reconciliation of Refining Income (Loss) Before Income Taxes to Realized Refining Margins
Income (loss) before income taxes	$359	(937)
Plus:
Taxes other than income taxes	94	110
Depreciation, amortization and impairments	446	457
Selling, general and administrative expenses	32	46
Operating expenses	848	1,074
Equity in earnings of affiliates	2	105
Other segment expense, net	(47)	(5)
Proportional share of refining gross margins contributed by equity affiliates	234	141
Special items:
None	—	—
Realized refining margins	$1,968	991
Total processed inputs (thousands of barrels)	152,005	124,453
Adjusted total processed inputs (thousands of barrels)*	174,772	145,559
Income (loss) before income taxes (dollars per barrel)**	$2.36	(7.53)
Realized refining margins (dollars per barrel)***	$11.25	6.81

*Adjusted total processed inputs include our proportional share of processed inputs of an equity affiliate.
**Income (loss) before income taxes divided by total processed inputs.
***Realized refining margins per barrel, as presented, are calculated using the underlying realized refining margin amounts, in dollars, divided by adjusted total processed inputs, in barrels. As such, recalculated per barrel amounts using the rounded margins and barrels presented may differ from the presented per barrel amounts.

	Millions of Dollars
	Except as Indicated
	2025
	2Q	1Q	June YTD
Reconciliation of Refining Operating and SG&A Expenses to Refining Adjusted Controllable Costs
Turnaround expenses	$53	270	323
Other operating expenses	795	804	1,599
Total operating expenses	848	1,074	1,922
Selling, general and administrative expenses	32	46	78
Refining Controllable Costs	880	1,120	2,000
Plus:
Proportional share of equity affiliate turnaround expenses[1]	24	27	51
Proportional share of equity affiliate other operating and SG&A expenses[1]	161	173	334
Total proportional share of equity affiliate operating and SG&A expenses[1]	185	200	385
Special item adjustments (pre-tax):
Legal accrual	(33)	—	(33)
Refining Adjusted Controllable Costs	1,032	1,320	2,352

Total processed inputs (MB)	152,005	124,453	276,458
Adjusted total processed inputs (MB)[2]	174,772	145,559	320,331

Refining turnaround expense ($/BBL)[3]	0.35	2.17	1.17
Refining controllable costs, excluding turnaround expense ($/BBL)[3]	5.44	6.83	6.07
Refining Controllable Costs per Barrel ($/BBL)[3]	5.79	9.00	7.24

Refining adjusted turnaround expense ($/BBL)[4]	0.44	2.04	1.17
Refining adjusted controllable costs, excluding adjusted turnaround expense ($/BBL)[4]	5.46	7.03	6.17
Refining Adjusted Controllable Costs ($/BBL)[4]	5.90	9.07	7.34

1. Represents proportional share of operating and SG&A of equity affiliates for our Refining segment that are reflected as a component of equity in earnings of affiliates on our consolidated statement of income.

2. Adjusted total processed inputs include our proportional share of processed inputs of an equity affiliate.
3. Denominator is total processed inputs.
4. Denominator is adjusted total processed inputs.

	Millions of Dollars
	Except as Indicated
	2024	2023	2022	2021
Reconciliation of Refining Operating and SG&A Expenses to Refining Adjusted Controllable Costs
Turnaround expenses	$484	538	772	497
Other operating expenses	3,243	3,707	3,958	3,663
Total operating expenses	3,727	4,245	4,730	4,160
Selling, general and administrative expenses	209	169	152	131
Refining Controllable Costs	3,936	4,414	4,882	4,291
Plus:
Proportional share of equity affiliate turnaround expenses[1]	68	93	118	118
Proportional share of equity affiliate other operating and SG&A expenses[1]	626	641	721	619
Total proportional share of equity affiliate operating and SG&A expenses[1]	694	734	839	737
Special item adjustments (pre-tax):
Hurricane-related (costs) recovery	—	—	21	(40)
Winter-storm-related costs	—	—	—	(17)
Alliance shutdown-related costs	—	—	(20)	(32)
Legal accrual	(22)	(30)	—	—
Los Angeles Refinery cessation costs	(44)	—	—	—
Refining Adjusted Controllable Costs	4,564	5,118	5,722	4,939

Total processed inputs (MB)	588,316	607,958	612,741	638,145
Adjusted total processed inputs (MB)[2]	680,043	685,435	691,855	715,780

Refining turnaround expense ($/BBL)[3]	0.82	0.88	1.26	0.78
Refining controllable costs, excluding turnaround expense ($/BBL)[3]	5.87	6.38	6.71	5.95
Refining Controllable Costs per Barrel ($/BBL)[3]	6.69	7.26	7.97	6.72

Refining adjusted turnaround expense ($/BBL)[4]	0.81	0.92	1.29	0.86
Refining adjusted controllable costs, excluding adjusted turnaround expense ($/BBL)[4]	5.90	6.55	6.98	6.04
Refining Adjusted Controllable Costs ($/BBL)[4]	6.71	7.47	8.27	6.90

1. Represents proportional share of operating and SG&A of equity affiliates for our Refining segment that are reflected as a component of equity in earnings of affiliates on our consolidated statement of income.

2. Adjusted total processed inputs include our proportional share of processed inputs of an equity affiliate.
3. Denominator is total processed inputs.
4. Denominator is adjusted total processed inputs.